                                                                  Exhibit 99.A.2


                              RADYNE COMSTREAM INC.

                              LETTER OF TRANSMITTAL

                            Offer to Exchange Options

            PURSUANT TO THE OFFER TO EXCHANGE DATED DECEMBER 23, 2002

                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
           12:00 MIDNIGHT, MOUNTAIN STANDARD TIME, ON JANUARY 22, 2003
                          UNLESS THE OFFER IS EXTENDED.

To:   Radyne ComStream Inc.
      3138 E. Elwood Street
      Phoenix, Arizona 85034
      (602) 437-9620
      Attn: Garry D. Kline

I am tendering the following options to purchase shares of common stock, no par value ("Option Shares"), having exercise prices ranging between $6.00 and $8.25 and between $14.00 and $14.63 per share (to validly tender such options you must complete the following table according to instruction 2 on page 5 of this Letter of Transmittal):

   GRANT DATE OF OPTION(1)    EXERCISE PRICE OF OPTION    TOTAL NUMBER OF SHARES
                                                             SUBJECT TO OPTION
   -----------------------    ------------------------    ----------------------




  YOUR OPTION AGREEMENT(S) EVIDENCING OPTIONS TO BE TENDERED MUST BE FORWARDED
                        WITH THIS LETTER OF TRANSMITTAL.




----------

(1) List each option on a separate line even if more than one option was issued on the same grant date. For purposes of completing the foregoing table, an option is comprised of a single grant entitling the holder to purchase multiple shares of common stock.

To Radyne ComStream Inc.:

      Subject to the conditions in the Offer to Exchange dated December 23, 2002, and in this Letter of Transmittal, both of which together constitute the "Offer," I am tendering to Radyne ComStream Inc., a Delaware corporation, the options to purchase shares of common stock, $.001 par value per share, of Radyne ComStream specified in the table on page 1 of this letter. The number of shares granted in my new option(s) will depend on the exercise price of the option(s) I elected to cancel under the offer, as set forth in the exchange ratio schedule below, subject to adjustments for any future stock splits, stock dividends and similar events that may occur during the exchange period:

--------------------------------------------------------------------------------------------------------
      EXERCISE PRICE RANGE                     EXCHANGE RATIO                        EXAMPLE
--------------------------------------------------------------------------------------------------------
                                                                         Existing option to purchase
                                                                         1,000 shares at $7.00 exercise
                                                                         price could be exchanged for
         $6.00 -- $8.25              0.67 shares covered by a new        option to purchase 670 shares
                                     option for every 1 share covered    at a new exercise price equal
                                     by a cancelled option               to stock price at date of new
                                                                         option grant
--------------------------------------------------------------------------------------------------------
                                                                         Existing option to purchase
                                                                         1,000 shares at $14.50 exercise
                                                                         price could be exchanged for
        $14.00 -- $14.63             0.40 shares covered by a new        option to purchase 400 shares
                                     option for every 1 share covered    at a new exercise price equal
                                     by a cancelled option               to stock price at date of new
                                                                         option grant
--------------------------------------------------------------------------------------------------------

      The exercise price of the new option(s) will be equal to the closing sale price of our common stock as reported on the Nasdaq National Market on the new option grant date (or the last trading day before the new option grant date, if the market for trading in our stock is closed on such date). Accrued vesting will remain consistent with the original grant once the new option is approved.

      I sell, assign, and transfer to, or upon the order of, Radyne ComStream, all right, title and interest in and to all of the options that I am tendering under this letter. I acknowledge that Radyne ComStream has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this letter is an amendment to any option agreements that govern my tendered options.

      I represent and warrant that I have full power and authority to tender my options and that, when and to the extent the options are accepted for exchange by Radyne ComStream, the options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to their sale or transfer, other than pursuant to the applicable option agreement. Furthermore, my tendered options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional


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
documents deemed by Radyne ComStream to be necessary or desirable to complete the exchange of the options I am tendering.

      All authority that I confer or agree to confer will not be affected by, and will survive, my death or incapacity, and all of my obligations under this letter and the Offer will be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

      By execution hereof, I understand that tenders of options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this letter will constitute my acceptance of the terms and conditions of the Offer. Radyne ComStream's acceptance for exchange of my tendered options will constitute a binding agreement between Radyne ComStream and me upon the terms and subject to the conditions of the Offer.

      I acknowledge that the new options that I will receive: (1) will not be granted until on or about the first business day that is at least six months and one day after the date my old options are canceled and (2) will be subject to the terms and conditions set forth in a new option agreement between Radyne ComStream and me that will be forwarded to me after the grant of the new options. I also acknowledge that I must be an employee of Radyne ComStream from the date I tender my options through the date the new options are granted and otherwise be eligible under the Radyne ComStream Inc. 1996 Incentive Stock Option Plan (the "1996 Plan") or 2000 Long-Term Incentive Plan (the "2000 Plan"), as applicable on the date the new options are granted in order to receive new options. I further acknowledge that, if I do not remain an employee, I will not receive any new options or any other consideration for my tendered options that are accepted for exchange pursuant to the Offer.

      The name and social security number of the registered holder of the tendered options appear below exactly as they appear on the option agreement or agreements governing those options. The table on page 1 contains for each tendered option the grant date, the exercise price, and the total number of shares of common stock subject to the option I am tendering. I understand that I may tender all of my options outstanding under Radyne ComStream's 1996 Plan and 2000 Plan having exercise prices ranging between $6.00 and $8.25 and between $14.00 and $14.63 per share and that I am not required to tender any options in the Offer. I understand that Radyne ComStream will not accept partial tenders of individual option grants. The term "Expiration Date" means 12:00 midnight, Mountain Standard Time, on January 22, 2003. The Expiration Date may be extended by Radyne ComStream, during which the Offer will remain open.

      I recognize that, under certain circumstances set forth in the Offer to Exchange, Radyne ComStream may terminate or amend the Offer and postpone its acceptance and cancellation of any options tendered for exchange. In any such event, I understand that the tendered options delivered with this letter but not accepted for exchange will be returned to me at the address indicated below.

      THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

      I agree to all of the terms and conditions of the Offer.




                          -----------------------------

  You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

                               SIGNATURE OF OWNER

X
 -------------------------------------------------------------------------------
                  (Signature of Holder or Authorized Signatory)

Date:    January __, 2003

Name:
     ---------------------------------------------------------------------------
                                 (Please Print)

Capacity:
         -----------------------------------------------------------------------
 (If signing as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity)

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            (Please include ZIP code)

Telephone No. (with area code):
                               -------------------------------------------------

Tax ID/Social Security No.:
                           -----------------------------------------------------

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

      1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this letter, and any other documents required by this letter, must be received by Radyne ComStream at its address set forth on the front cover of this Letter ON OR BEFORE THE EXPIRATION DATE (which may be extended by Radyne ComStream).

      THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY RADYNE COMSTREAM. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, RADYNE COMSTREAM RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

      Tenders of options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by Radyne ComStream beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, unless Radyne ComStream accepts your tendered options before 12:00 midnight,

Mountain Standard Time, February 25, 2003, the date that is 40 business days from the commencement of the Offer, you may withdraw your tendered Options at any time after February 25, 2003. To withdraw tendered options you must deliver a written notice of withdrawal with the required information to Radyne ComStream while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly re-tendered prior to the Expiration Date by following the procedures described above.

      Radyne ComStream will not accept any alternative, conditional or contingent tenders. All tendering option holders, by execution of this letter, waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

      2. Tenders. If you intend to tender options pursuant to the Offer, you must complete the table on page 1 of this letter by providing the following information for each option that you intend to tender: (1) grant date, (2) exercise price, and (3) the total number of unexercised options subject to the option you are tendering. You may tender (surrender) all, none, or some of your eligible options in exchange for new options. However, the Company will not accept partial tenders of individual options.

      3. Signatures on Letter of Transmittal. If this letter is signed by the holder of the tendered options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the tendered options are subject without alteration.

      If this letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Radyne ComStream of the authority of such person so to act must be submitted with this letter.

      4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this letter may be directed to Garry D. Kline, at (602) 437-9620 or by e-mail to gkline@radynecomstream.com. Copies will be furnished promptly at Radyne ComStream's expense.

      5. Irregularities. All questions as to the number of shares of common stock subject to tendered options and the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender of options will be determined by Radyne ComStream in its discretion, which determinations will be final and binding on all parties. Radyne ComStream reserves the right to reject any or all tenders of options Radyne ComStream determines not to be in proper form or the acceptance of which may, in the opinion of Radyne ComStream's counsel, be unlawful. Radyne ComStream also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and Radyne ComStream's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Radyne ComStream will determine. Neither Radyne ComStream nor any other person is or will be obligated to give notice of any


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
defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

      6. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information. If you are a tax resident outside of the United States, you should consult your own tax advisor in order to determine the tax consequences of participating or not participating in the offer.

   IMPORTANT: THIS LETTER TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE
        RECEIVED BY RADYNE COMSTREAM ON OR PRIOR TO THE EXPIRATION DATE.


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